CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement of Franklin Templeton Fund Allocator Series on Form N-1A (File No. 333-13601) of our report dated December 20, 1996 on our audit of the Statement of Assets and Liabilities of the Franklin Templeton Fund Allocator Series as of December 20, 1996.


                                      /s/ Coopers & Lybrand L.L.P.


San Francisco, California
June 24, 1997